Exhibit 99.1


             Boots & Coots Reports Third Quarter Results


    HOUSTON--(BUSINESS WIRE)--Nov. 5, 2007--Boots & Coots International Well Control, Inc. (AMEX:WEL), announced net income attributable to common stockholders of $1.3 million, or $0.02 per diluted share for the quarter ended September 30, 2007, compared to $3.4 million, or $0.05 per diluted share for the same quarter last year. Revenues for the quarter were $25.0 million compared to $28.3 million for the same quarter last year. EBITDA (earnings before interest, income taxes, depreciation and amortization; see the reconciliation and rationale for this non-GAAP financial measure below) was $4.1 million for the quarter compared to $7.2 million for the third quarter last year.

    For the nine months ended September 30, 2007, Boots & Coots reported net income attributable to common stockholders of $2.1 million, or $0.03 per diluted share, compared to $7.3 million, or $0.13 per diluted share for the same period last year. Revenues for the nine months were $69.2 million compared to $63.3 million for the same period last year. EBITDA was $8.9 million for the nine months ended September 30, 2007 compared to $15.8 million for first nine months of 2006. During the current nine-month period, Boots & Coots incurred start-up expenses of $1.8 million for: expansion of the Company's snubbing/workover services into North Texas, international expansion of the Company's snubbing and prevention services, and entrance into the pressure control rental tool business.

    "Domestically, business continues to grow in the Mid-Continent and the Rockies, where we have acquired four rig-assist units and deployed an additional hydraulic unit," stated Jerry Winchester, president and chief executive officer. "Work in the Gulf of Mexico continued to improve sequentially, but remains at a lower level compared to last year. As a result, we have redeployed a number of our hydraulic units to Wyoming, Texas, Africa, the Middle East and Asia where current demand exists for our services, and we continue to look for other deployment opportunities."

    "Internationally, weaker activity levels in Venezuela have been somewhat offset by strong growth in the Middle East and North Africa as we leverage our existing work and pull through other services for our customers," added Mr. Winchester. "Both our snubbing and prevention services continue to grow in those regions. We are also moving into Bangladesh under a contract to perform workover and SafeGuard services."

    "Regarding our recently launched rental tool line, we mobilized on our first job in September and expect additional growth during the fourth quarter and in 2008," concluded Mr. Winchester. "With the integration of our snubbing/workover business and addition of our new pressure control rental tool line, we are starting to realize the benefits of having a suite of related service lines. And we believe the opportunity to offer additional services and move into new locations will continue to grow as we build our reputation as the premier provider of pressure control services in the industry."

    Business Segment Results

    Well Intervention

    For the quarter ended September 30, 2007, the Well Intervention segment generated revenues of $21.5 million and EBITDA of $2.7 million, compared to revenues of $21.3 million and EBITDA of $4.4 million for the same quarter last year. The increase in revenues is due to growth initiatives in the Company's international prevention services and in snubbing/workover services in Wyoming, North Texas and Egypt, offset by lower activity in the Gulf of Mexico and Venezuela. The increase in costs is due to revenue mix and the semi-fixed costs related to the snubbing/workover business in the Gulf of Mexico and Venezuela, and to start-up expenses of $0.4 million for the Company's snubbing/workover operations in North Texas and for entry into the pressure control rental tool business.

    For the nine months ended September 30, 2007, Well Intervention generated revenues of $60.7 million and EBITDA of $5.7 million, compared to revenues of $54.1 million and EBITDA of $12.3 million for the same period last year. The inclusion of nine months of snubbing/workover results in 2007 compared to seven months in 2006 accounted for $5.3 million of the increase in revenues. The Company also realized a 43.1% increase in prevention services year over year. During the period, revenues and margins were negatively affected by the lower activity in the Gulf of Mexico and Venezuela coupled with the semi-fixed costs associated with the snubbing/workover business. EBITDA margins also declined due to start-up costs of $1.8 million for: expansion of the Company's snubbing/workover services into North Texas, international expansion of the Company's snubbing and prevention services, and entrance into the pressure control rental tool business.

    Response

    For the quarter ended September 30, 2007, the Response segment generated revenues of $3.4 million and EBITDA of $1.4 million, compared to revenues of $7.0 million and EBITDA of $2.8 million for the same quarter last year. For the nine months ended September 30, 2007, the Response segment generated revenues of $8.5 million and EBITDA of $3.1 million, compared to revenues of $9.1 million and EBITDA of $3.5 million for the same period last year. Lower international activity contributed to the reduced EBITDA.

    Conference Call

    Boots & Coots will discuss 2007 third quarter results via a conference call and Webcast tomorrow, November 6, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The dial-in number for the call is 866-831-6291, passcode 'Boots & Coots'. To listen to the live Webcast, log on to www.boots-coots.com/investor/invest.htm and click on the 2007 'Third Quarter Earnings Webcast' link. A replay of the Webcast will be available on the investor relations page of the Company's Website within 24 hours of the call. The call will also be available for replay for 30 days by dialing 888-286-8010, passcode 22852708.

    About Boots & Coots

    Boots & Coots International Well Control, Inc., Houston, Texas, provides a suite of integrated pressure control services to onshore and offshore oil and gas exploration companies around the world. The Well Intervention segment consists of services that are designed to enhance production for oil and gas operators and reduce the number and severity of critical well events such as well fires, blowouts or other losses of control at the well. This segment includes services performed by hydraulic workover and snubbing units and the rental of pressure control tools that are used to enhance production at the wells. The scope of these services also includes prevention services such as training, contingency planning, well plan reviews, audits, inspection services and engineering services offered through our Safeguard programs and services offered in conjunction with our WELLSURE(R) risk management program. The Response segment consists of personnel, equipment and services provided during an emergency response such as a critical well event or a hazardous material response.

    Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at www.sec.gov.

    (Tables to follow)

            BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              (000's except share and per share amounts)
                             (unaudited)

                       Three Months Ended       Nine Months Ended
                          September 30,           September 30,
                     ----------------------- ------------------------
                        2007        2006        2007         2006
                     ----------- ----------- ----------- ------------

REVENUES             $    24,973 $    28,293 $    69,184 $    63,285

COST OF SALES,
 excluding
 depreciation and
 amortization             14,776      15,329      42,609      33,437
                     ----------- ----------- ----------- ------------

   Gross Margin           10,197      12,964      26,575      29,848

OPERATING EXPENSES         4,380       4,401      13,366      10,732
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES                  1,637       1,295       4,088       3,113
FOREIGN CURRENCY
 TRANSLATION                  77          62         260         174
DEPRECIATION AND
 AMORTIZATION              1,551       1,438       4,261       3,466
                     ----------- ----------- ----------- ------------

OPERATING INCOME           2,552       5,768       4,600      12,363

INTEREST EXPENSE AND
 OTHER, net                  496         760       1,476       2,109
                     ----------- ----------- ----------- ------------

INCOME BEFORE INCOME
 TAXES                     2,056       5,008       3,124      10,254
INCOME TAX EXPENSE           725       1,639       1,055       3,575
                     ----------- ----------- ----------- ------------

NET INCOME                 1,331       3,369       2,069       6,679
                     ----------- ----------- ----------- ------------

PREFERRED DIVIDEND
 REQUIREMENTS AND
 ACCRETIONS                   --          --          --        (616)
                     ----------- ----------- ----------- ------------

NET INCOME
 ATTRIBUTABLE TO
 COMMON STOCKHOLDERS $     1,331 $     3,369 $     2,069 $     7,295
                     =========== =========== =========== ============

Basic Earnings per
 Common Share        $      0.02 $      0.06 $      0.03 $      0.14
                     =========== =========== =========== ============

Weighted Average
 Common Shares
 Outstanding - Basic  74,897,000  58,696,000  68,396,000  52,047,000
                     =========== =========== =========== ============

Diluted Earnings per
 Common Share        $      0.02 $      0.05 $      0.03 $      0.13
                     =========== =========== =========== ============

Weighted Average
 Common Shares
 Outstanding -
 Diluted              76,464,000  62,076,000  70,702,000  55,315,000
                     =========== =========== =========== ============

    Information concerning operations in different business segments for the three and nine months ended September 30, 2007 and 2006 is presented below. Certain reclassifications have been made to the prior periods to conform to the current presentation.


                                             (Unaudited)
                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Revenues
  Well Intervention             $ 21,538  $ 21,311  $ 60,724  $ 54,148
  Response                         3,435     6,982     8,460     9,137
                               --------- --------- --------- ---------
                                $ 24,973  $ 28,293  $ 69,184  $ 63,285
                               --------- --------- --------- ---------
EBITDA (a)
  Well Intervention             $  2,734  $  4,426  $  5,743  $ 12,293
  Response                         1,369     2,780     3,118     3,536
                               --------- --------- --------- ---------
                                $  4,103  $  7,206  $  8,861  $ 15,829
                               --------- --------- --------- ---------
Depreciation and Amortization
 (b)
  Well Intervention             $  1,466  $  1,340  $  4,109  $  3,325
  Response                            85        98       152       141
                               --------- --------- --------- ---------
                                $  1,551  $  1,438  $  4,261  $  3,466
                               --------- --------- --------- ---------
Operating Income
  Well Intervention             $  1,268  $  3,086  $  1,634  $  8,968
  Response                         1,284     2,682     2,966     3,395
                               --------- --------- --------- ---------
                                $  2,552  $  5,768  $  4,600  $ 12,363
                               --------- --------- --------- ---------

(a) EBITDA represents earnings before interest, taxes, depreciation and amortization. See the reconciliation and rationale for this non-GAAP financial measure below.

(b) Operating expenses and depreciation and amortization have been charged to each segment based upon specific identification of expenses and an allocation of remaining non-segment specific expenses pro rata between segments based upon relative revenues.


            BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
          RECONCILIATION BETWEEN CONSOLIDATED STATEMENTS OF
    INCOME AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
                             AMORTIZATION
                            (in thousands)
                             (unaudited)

                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                              ------------------- -------------------
                                2007      2006      2007      2006
                              --------- --------- --------- ---------
Net Income                     $  1,331  $  3,369  $  2,069  $  6,679

Income Tax Expense             $    725  $  1,639  $  1,055  $  3,575

Interest Expense and Other,
 net                           $    496  $    760  $  1,476  $  2,109

Depreciation and Amortization  $  1,551  $  1,438  $  4,261  $  3,466

Earnings Before Interest,
 Taxes, Depreciation and
 Amortization (EBITDA) (a)     $  4,103  $  7,206  $  8,861  $ 15,829

(a) Earnings before Interest, Income taxes, Depreciation, Depletion and Amortization ("EBITDA") is a non-GAAP financial measure, as it excludes amounts or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements. "GAAP" refers to generally accepted accounting principles in the United States of America. Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we also present the most directly comparable financial measure and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure and such comparable GAAP financial measure. Management believes that EBITDA may provide additional information with respect to the Company's performance or ability to meet its debt service and working capital requirements.


            BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                        September 30,    December 31,
                                             2007            2006
                                        --------------  --------------
                                         (unaudited)
Current Assets                            $     57,497    $     52,347

Current Liabilities                       $     20,747    $     26,835

Total Working Capital (a)                 $     36,750    $     25,512

Total Assets                              $    124,854    $    101,017

Long-Term Debt and Notes Payable, net of
 current maturities                       $     25,578    $     29,492

Total Liabilities                         $     53,974    $     62,595

Total Stockholders' Equity                $     70,880    $     38,422

(a) The Company defines Working Capital as all current assets, including cash, less all current liabilities which includes current maturities of long-term debt.


    CONTACT: Boots & Coots International Well Control, Inc.
             Investor Contact:
             Jennifer Tweeton, 281-931-8884
             jtweeton@boots-coots.com
             or
             Company contact:
             Chief Financial Officer
             Gabriel Aldape, 281-931-8884
             investorrelations@bncg.com